SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                       _____________


                         FORM 8-K


                        CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 22, 1996

                      QUALITY SYSTEMS, INC.
        __________________________________________________
        (Exact Name of Registrant as Specified in Charter)

     California                    0-13801              95-2888568
________________________________________________________________________
(State or Other Jurisdiction   (Commission             (IRS Employer
    of Incorporation)          File Number)           Identification No.)

 17822 East 17th Street, Tustin, California               92780
________________________________________________________________________
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code (714) 731-7171

                              N/A
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

          This Report is filed pursuant to Item 5 of Form 8-K to report the adoption of a shareholder rights plan by Quality Systems, Inc. Pursuant to General Instruction F of Form 8-K, the following documents are incorporated by reference herein and attached as exhibits hereto:

          Exhibits

          1.   Quality Systems, Inc. Press Release of November
22, 1996 regarding the adoption of a shareholder rights plan.

          2. Form of Letter to Shareholders announcing the adoption of a shareholder rights plan and transmitting a summary of the rights.

          3. Summary of the Rights issued pursuant to the Rights Agreement dated as of November 25, 1996 between Quality
Systems, Inc. and U.S. Stock Transfer Corporation, as Rights
Agent.

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 4, 1996       QUALITY SYSTEMS, INC.

                              By:  /s/ Robert G. McGraw

                              Name:    Robert G. McGraw

                              Its:     Chief Financial Officer


                         EXHIBIT INDEX


Exhibit                                                 Sequentially
Number    Description                                     Numbered Page
_________ ______________________________________________________________

  1       Quality Systems, Inc. Press Release of November 22,         4
             1996 regarding the adoption of a shareholder rights
             plan.

  2       Form of Letter to Shareholders announcing the adoption      5
             of a shareholder rights plan and transmitting a
             summary of the rights.

  3       Summary of the Rights issued pursuant to the Rights         7
             Agreement dated as of November 25, 1996
             between Quality Systems, Inc. and U.S. Stock
             Transfer Corporation, as Rights Agent.


                                 EXHIBIT 1

                               Press Release.

QUALITY SYSTEMS, INC. IMPLEMENTS SHAREHOLDER RIGHTS PLAN

          Tustin, CA.  November 22 -- Quality Systems, Inc.
(Nasdaq National Market: QSII) announced today that its board of directors has approved the adoption of a shareholder rights plan.

          The rights plan provides for the distribution to Quality Systems shareholders of record as of December 2, 1996 of one common stock purchase "right" for each outstanding share of common stock. The rights will trade with the Company's common stock and will not be exercisable until the occurrence of certain triggering events including the acquisition by any person or group of 15% or more of the outstanding common stock of Quality Systems. After a triggering event, the holders of rights (other than the acquiring person or group) would, under certain circumstances, have the right to purchase additional shares of Quality Systems common stock (or, in some cases, stock of an acquiring entity) at a discount of 50% from the then market price. Existing shareholder positions in excess of 15% of the outstanding common stock will not trigger the rights. However, no such shareholder may acquire additional shares without prior board consent. The rights can be redeemed by the Company at any time, and will otherwise expire on November 25, 2006.

          "The shareholder rights plan is intended to help the board of directors effectively represent the interests of shareholders in the event of takeover activity" said Sheldon Razin, the Company's President and Chief Executive Officer. "We believe the Company is undervalued at current trading prices for our stock and the board determined that adoption of a rights plan would be an important step in protecting shareholder interests."

          Quality Systems, Inc. is one of the leading developers and providers of computer-based practice management systems for medical and dental group practices, with a customer base of approximately 500 clients in 45 states, Canada and Saudi Arabia.

                             EXHIBIT 2

                              Form of

                       Letter to Shareholders.

December 2, 1996

Dear Shareholder:

          On November 22, 1996, your Board of Directors adopted a shareholder rights plan in an effort to assure that all Quality Systems, Inc. shareholders receive maximum value in the event of an attempted or actual takeover of the Company. We have enclosed a summary description of the plan which we urge you to read carefully.

          Adoption of rights plans is a common practice among public companies in the United States. Rights plans are intended to provide the Board of Directors with additional time and bargaining power to protect shareholder interests in the event of an unsolicited takeover bid. The Quality Systems rights plan will not prevent a takeover of the Company on terms that are in the best interests of all shareholders. However, the rights plan should encourage a potential acquiror to negotiate with the Board prior to attempting a takeover. This should position the Board to protect your interests.

          The Quality Systems rights plan involves distribution of one "Right" for each share of common stock outstanding on December 2, 1996. Thereafter, each newly issued share of common stock will also include a Right. Initially, there will be no separate Rights certificates. Instead, each Right will simply be a part of the share of common stock to which it is attached. It will be represented by the common stock certificate, it will trade automatically with the common stock, and it will not be separable or exercisable unless certain events occur.

          If a person or group acquires 15% or more of Quality Systems' outstanding common stock, each Right not owned by the acquiror or its affiliates will entitle its holder to pay the Company $40.00 (the exercise price per Right) and receive newly issued shares of common stock worth $80.00. For example, if the stock were trading at $10, each Right would entitle its holder to purchase 8 shares for $40, or $5 per share. This ability of shareholders other than the acquiror to purchase additional shares at a 50% discount from market would cause an unapproved takeover to be much more expensive to an acquiror. As a result, a potential acquiror would have a strong incentive not to pursue a hostile strategy, and instead to negotiate with your Board of Directors to redeem the Rights or approve the transaction so that the Rights do not become exercisable.

          Adoption of the rights plan does not affect the financial strength of the Company and will not interfere with our business strategy and plans. The issuance of the Rights alone will not affect earnings per share or change the way in which you can presently trade the Company's shares.

          The attached summary describes the Rights in more detail.

          Thank you for your continued support of Quality Systems, Inc.

                    Sincerely,

                                  EXHIBIT 3

                            Summary of the Rights.

          On November 22, 1996 (the "Rights Dividend Declaration Date"), the Board of Directors of Quality Systems, Inc. (the "Company") declared a dividend of one right (a "Right") to purchase one share of the Company's common stock, par value $0.01 per share (the "Common Stock") and, under certain circumstances, other securities, for each outstanding share of the Company's common stock, to be distributed to stockholders of record at the close of business on December 2, 1996 (the "Record Date"). The description and terms of the Rights are set forth in a Shareholder Rights Agreement (the "Rights Agreement") dated as of November 25, 1996 between the Company and U.S. Stock Transfer Corporation, as Rights Agent.

          The following is a brief description of the Rights. It is intended to provide a general description only and is qualified in its entirety by reference to the Rights Agreement which has been filed as an exhibit to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission concurrently herewith.

A.   Issuance of the Rights

          Each share of Common Stock outstanding at the close of business on the Record Date (approximately 5,987,712 shares) will receive one Right. In addition, prior to the earliest of the Distribution Date, a Section 13 Event or the Expiration Date (as each is hereinafter defined), one additional Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be issued with each share of Common Stock issued after the Record Date. Following the Distribution Date and prior to the expiration or redemption of the Rights, the Company will issue one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) for each share of Common Stock issued pursuant to the exercise of stock options or under employee plans or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date. The "Expiration Date" shall mean the earliest of (i) November 25, 2006; (ii) the date of redemption of the Rights; or (iii) the date the Board orders an exchange of Rights.

B. Common Stock Certificates Represent the Rights Prior to the Distribution Date

          Prior to the Distribution Date (as hereinafter defined), no separate Rights certificates will be issued. Instead, the Rights will be evidenced by the certificates for the Common Stock to which they are attached and will be transferred with and only with such Common Stock certificates. The surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. New Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference.

C.   Distribution Date; Issuance of Rights Certificates

          The Rights will separate from the Common Stock and become exercisable and a Distribution Date will occur (the "Distribution Date") upon the earlier of ten days after: (i) the first date of public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person") or such earlier date as a majority of the directors shall become aware of the existence of an Acquiring Person (the "Stock Acquisition Date"), or (ii) the date of a tender or exchange offer by any person or group, if upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of the shares of Common Stock then outstanding. As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights.

D.   Exercise of the Rights

          Rights Initially Not Exercisable.  Prior to the
Distribution Date, the Rights are not exercisable.

          Exercise of the Rights to Purchase Common Stock of the Company. At any time after the Distribution Date but prior to the earlier of the expiration or redemption of the Rights or an adjustment as described below, each Right may be exercised at the stated purchase price of $40.00 (subject to adjustment, the "Exercise Price") for one share of Common Stock.

          Exercise of the Rights to Purchase Common Stock of the Company at an Adjusted Purchase Price. In the event that any person, alone or with affiliates, becomes the beneficial owner of 15% or more of the then outstanding shares of the Company's Common Stock, then (subject to the grandfather provision described in Paragraph J below) each holder of a Right will thereafter have the right to exercise the Right for shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Exercise Price of the Right. If the Company does not have sufficient Common Shares available for all Rights to be exercised, the Company may substitute for all or any portion of the Common Stock that would be issuable upon exercise of the Rights, cash, assets, or other securities having the same aggregate value as such Common Stock. The Rights are exercisable as described in this paragraph only after the Company's right of redemption (as described below) has expired. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph (a "Section 11(a)(ii) Event"), all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by an Acquiring Person will be null and void.

          Exercise of the Rights to Purchase Common Stock of An Acquiring Company. In the event that, at any time following the Stock Acquisition Date, (i) the Company is merged or consolidated with another company in a business combination transaction in which the Company is not the surviving corporation or (ii) the Company is merged or consolidated with another company in a business combination transaction in which the Company is the surviving corporation and all or part of the Common Stock of the Company is exchanged for stock of any other person, cash or any other property, or (iii) more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to exercise the Right for common stock of the acquiring company or survivor having a value equal to two times the Exercise Price of the Right. (An event described in this paragraph is a "Section 13 Event.")

          Adjustment of Number of Rights, Purchase Price and Number of Units of Common Stock. The Exercise Price payable and/or the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to proportionate adjustment from time to time to prevent dilution
(i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) in the event all holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). If at any time after the Rights Dividend Declaration Date and prior to the Distribution Date the Company declares a stock dividend on, subdivides or combines the outstanding shares of Common Stock, the number of Rights associated with each share of Common Stock shall be proportionately adjusted.

E.   Fractional Rights and Fractional Shares

          The Company is generally not required to issue fractional Rights or fractional shares of Common Stock and, in lieu thereof, an adjustment in cash will be made based on the market price of the Rights or Common Stock, respectively.

F.   Redemption of the Rights

          In general, the Company may redeem all (but not less than all) of the Rights at a price of $0.001 per Right (subject to adjustment to reflect stock splits, stock dividends, or similar transactions), at any time until the earlier of the tenth day following the Stock Acquisition Date or the time following the Stock Acquisition Date that a majority of the directors of the Company are persons who were not directors immediately prior to the Stock Acquisition Date. This redemption period may be extended by the Board of Directors by amending the Rights Agreement as described in Paragraph H below prior to the time when the Rights become nonredeemable. The redemption price may be paid in cash, shares of Common Stock, or any other consideration the Board of Directors deems appropriate. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

G.   Exchange of the Rights

          At any time after the Stock Acquisition Date and before
(i) any person or group acquires 50% or more of the outstanding Common Stock or (ii) the time following the Stock Acquisition Date that a majority of the directors of the Company are persons who were not directors immediately prior to the Stock Acquisition Date, the Company may by majority vote of the Board of Directors exchange some or all of the outstanding and exercisable Rights for Common Stock at a one-to-one exchange ratio (appropriately adjusted to reflect stock splits, dividends or similar transactions). Rights may not be exercised after the Board orders their exchange. If there is not sufficient authorized unissued Common Stock to fund an exchange, the Board by majority vote may fund the exchange through other consideration, including issuance of debt and/or equity. In addition, at any time before any person or group becomes an Acquiring Person, the Board by majority vote, may exchange some or all of the Rights for rights of substantially equivalent value.

H.   Amendments

          Other than those provisions relating to the redemption price or the final expiration date of the Rights, any of the provisions of the Rights Agreement may be supplemented or amended by the Board of Directors of the Company, without approval of the Rights holders, prior to the earlier of (i) the Distribution Date or (ii) the time following the Stock Acquisition Date that a majority of the directors of the Company are persons who were not directors immediately prior to the Stock Acquisition Date, whether or not the supplement or amendment is adverse to the Rights holders. After the earlier of the dates described above, any provisions of the Rights Agreement (other than those provisions relating to the redemption price or the final expiration date of the Rights) may be amended by the Board of Directors in order to (i) cure any ambiguous, defective or inconsistent provision, (ii) shorten or lengthen any time period, or (iii) otherwise change a provision which the Board of Directors may deem necessary or desirable and which does not materially and adversely affect the interests of holders of Rights (other than any Acquiring Person or such Person's affiliates); provided, the Rights Agreement may not be amended to
(A) make the Rights again redeemable after the Rights have ceased to be redeemable, or (B) change any other time period unless such change is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to the holders of the Rights (other than any Acquiring Person).

I.   Expiration

          The Rights will expire upon the earliest to occur of
(i) the close of business on November 25, 2006 or (ii) the exchange or redemption of the Rights by the Company.

J.   Shareholders With Pre-Existing Holdings Equaling or Exceeding 15%

          Any shareholder who already owned 15% or more of the Company's outstanding stock on the Rights Dividend Declaration Date (an "Original 15% Shareholder") is "grandfathered" under the terms of the Rights Agreement and will not trigger the plan, unless such Original 15% Shareholder subsequently acquires any shares without the board's prior approval, and after such acquistion would, together with affiliates and associates, own 15% or more of the Company's outstanding stock.

K.   No Shareholder Rights Prior to Exercise

          Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

L.   Anti-Takeover Effects

          The Rights are designed to protect and maximize the value of shareholders' interests in the Company in the event of an unsolicited takeover attempt in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive the Board of Directors and shareholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation in the open market of a 15% or greater position, followed by a merger or a partial or two-tier tender offer that does not treat all shareholders equally. These tactics can unfairly pressure shareholders, cash them out of their investment without giving them any real choice and deprive them of the full value of their shares.

          The Rights are not intended to prevent a takeover of the Company and will not do so. The rights may be redeemed by the Company as described in paragraph F, and accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

          Issuance of the Rights does not weaken the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its shareholders, and will not change the way in which the Company's shares are presently traded. The Company's Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

          However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors.